Exhibit 5.1

Thomas A. Coll
+1 858 550 6013
collta@cooley.com

November 9, 2022

Equillium, Inc.
2223 Avenida de la Playa, Suite 105
La Jolla, CA 92037

Ladies and Gentlemen:

We have acted as counsel to Equillium, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides for the registration by the Company of up to 12,962,963 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), to be issued upon consummation of the merger (the “Merger”) of Triumph Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and indirect wholly-owned subsidiary of the Company, with and into Metacrine, Inc., a Delaware corporation (“Metacrine”), pursuant to that certain Agreement and Plan of Merger, September 6, 2022, as amended on October 26, 2022, by and among Metacrine, the Company, Equillium Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Triumph Acquisition Sub, Inc., a Delaware corporation and indirect wholly-owned subsidiary of the Company, and Merger Sub (the “Merger Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement in the form to be filed with the Commission on the date hereof, the Merger Agreement, the Company’s Certificate of Incorporation and Bylaws, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In rendering this opinion, we have assumed that, before the issuance of the Shares, the conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived, that all approvals for the issuance of the Shares referred to in the Registration Statement have become effective and that no shares of capital stock of the Company are issued or commitments to issue capital stock are made by the Company prior to consummation of the Merger.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in the manner contemplated by, and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

Cooley LLP   10265 Science Center Drive  San Diego, CA   92121-1117
t: (858) 550-6000  f: (858) 550-6420  cooley.com

Equillium, Inc.
November 9, 2022
Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the joint proxy statement/prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Sincerely,

Cooley LLP

By:	/s/ Thomas A. Coll
Thomas A. Coll

Cooley LLP   10265 Science Center Drive  San Diego, CA   92121-1117
t: (858) 550-6000  f: (858) 550-6420  cooley.com